Exhibit 99.1

STERIS Corporation Expands Presence in GI Market with Purchase of US Endoscopy

•        Management to Host Investor Conference Call at 9:00 a.m. ET

Mentor, Ohio, (July 17, 2012)—STERIS Corporation (NYSE:STE) announced today the signing of a definitive agreement to acquire all the outstanding shares of privately-owned United States Endoscopy Group, Inc. (US Endoscopy). Founded in 1991 and based in Mentor, Ohio, US Endoscopy is a leader in the design, manufacture and sale of therapeutic and diagnostic medical devices and support accessories used in the gastrointestinal (GI) endoscopy markets worldwide. With the acquisition of US Endoscopy, STERIS will significantly expand its presence in the GI market and gain direct access to the procedural spaces in the GI market with a franchise of proprietary, single-use consumable medical devices.

“The addition of US Endoscopy to our current portfolio is a natural extension of our presence in the GI market,” said Walt Rosebrough, President and CEO of STERIS Corporation. “They have generated double-digit organic growth for many years through successful new product development, and the acquisition provides STERIS immediate scale with a direct sales force in the U. S. and a strong brand name. This acquisition is aligned with our strategy to expand in areas with attractive market dynamics that are adjacent to our current businesses. We are impressed with the strength of their management team and look forward to working with them to capture the opportunities ahead of us.”

“We are absolutely delighted to have the opportunity to become part of STERIS, a company we respect and know well,” said Gulam Khan, President, CEO and Co-Chairman of US Endoscopy. “Not only will we gain the size and scale necessary to continue to innovate and grow over the long term, we will also ensure that we can and will remain a vital part of the Greater Cleveland community. While we have had great success the last two decades, having the support of STERIS will better enable us to take full advantage of global opportunities.”

STERIS has a strong presence in the procedural spaces within the hospital, in particular the operating room, but has not historically had a presence in the procedural spaces within the GI environment. The acquisition will add direct access to a multi-billion dollar global market, where US Endoscopy has focused on technology and innovation to build a pipeline of new products which propelled their revenue growth to greater than 15% compounded over the past five years, and allows for attractive margins.

STERIS has agreed to pay $270 million in an all cash transaction to acquire US Endoscopy. In calendar 2011, US Endoscopy generated revenue of approximately $70 million and operating income of approximately $14 million. After adjusting for depreciation and amortization, shareholder expenses and other non-recurring items, adjusted operating income would have been approximately $20 million in 2011. STERIS anticipates that the acquisition will qualify for a joint election tax benefit under Section 338(h)(10) of the Internal Revenue Code, which allows goodwill and intangibles to be fully deductible for tax purposes. Giving effect to the present value of the anticipated tax benefit, the purchase price is reduced to approximately $220 million. After consideration of this benefit, the price equates to roughly three times revenue and eleven times adjusted operating income. Due to transaction and integration costs and a less than full-year impact of earnings, the transaction is anticipated to be dilutive by approximately $0.05 to STERIS’s earnings in fiscal 2013, but accretive in fiscal 2014 and beyond. Management believes that the dilutive effect can be absorbed within its current earnings per share outlook of $2.00 to $2.20 per diluted share for fiscal 2013.

The transaction is subject to certain closing conditions and is expected to close by the end of the second quarter of fiscal 2013. STERIS will finance the acquisition through a combination of cash on hand and borrowings under its existing credit facility. The business will be integrated into STERIS’s Healthcare business segment. STERIS will also be purchasing certain land and buildings utilized by the US Endoscopy business for approximately $7.0 million.

Lazard acted as financial advisor and Jones Day acted as legal advisor to STERIS in connection with the acquisition. Cohen & Company, Ltd. / Cohen Capital Advisors, Ltd. acted as financial advisor and Baker Hostetler served as legal advisor for US Endoscopy.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 9:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time on July 17, 2012, either over the Internet at www.steris-ir.com or via phone by calling 1-866-443-2925 in the United States and Canada, and 1-203-369-1101 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 5,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, please visit www.steris.com.

About US Endoscopy

Since 1991, US Endoscopy has been a world leader in endoscopy device design and manufacturing, serving the U.S. and international gastrointestinal endoscopy markets. By listening and delivering solutions in the field of endoscopy, US Endoscopy’s unique lines of proprietary devices provide better, more enhanced product options for GI clinicians. A significant and growing portion of sales are proprietary endoscopic devices created by the company’s new product development team with the guidance and direction of luminary physicians and nurses worldwide.

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This press release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,”

“trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release, the referenced presentation or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results (including without limitation the settlement of the SYSTEM 1 class action litigation and the regulatory matters related to SYSTEM 1E or its accessories). References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and should not be considered the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or the Company’s rebate program, transition plan or other business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning letters, government investigations, the December 3, 2009 or February 22, 2010 FDA notices, the April 20, 2010 consent decree and related transition plan and rebate program, the SYSTEM 1E device, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of fluctuations in currencies, tax assessments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, rebate assumptions, new product acceptance, performance or approvals, including without limitation SYSTEM 1E and accessories thereto, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, rebate program, and the transition from the SYSTEM 1 processing system or those matters described in our Form 10-K for the year ended March 31, 2012 and other securities filings, may adversely impact company performance, results, prospects or value, (g) the possibility that anticipated US Endoscopy tax benefits will not be realized or will be other than anticipated, (h) the possibility that the transaction will not close when anticipated or at all, that expected financial results of the transaction will not be achieved or that key US Endoscopy management members are unable to be retained; (i) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (j) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2012, and other securities filings.

Contacts:

Media

Stephen Norton, Director of Corporate Communications and Government Affairs

440-392-7482

Investors

Julie Winter, Director, Investor Relations

440-392-7245